UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2007

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Zix Corporation (Nasdaq: ZIXI) (referred to herein, as the “Company”) today is announcing that it has signed a contract with United HealthCare for an e-prescribing program with the Company’s PocketScript® e-prescribing service, including new prescriber sponsorships and a nationwide script fee. The new sponsorship will consist of 100 new prescribers, to be split between Florida and Ohio to evaluate the impact of e-prescribing in the first phase of this e-prescribing program.
     The script fee component will enable the full functionality and decision support of the Company’s e-prescribing service to all of its between 3,100 to 3,200 existing active prescribers and any new doctors deployed in the future whenever they see a member of a United insured health plan. The $1.50 script fee would be paid for all qualified scripts for United’s members written by any PocketScript user, with a portion of the fee to go towards sponsoring additional new prescribers.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: July 25, 2007	By:	/s/ Barry W. Wilson
Barry W. Wilson
Chief Financial Officer and Treasurer